Preliminary Prospectus



                                             FINANCIAL INTRANET, INC.
                                                 116 RADIO CIRCLE
                                             MT. KISCO, NEW YORK 10549

                                     Notice of Annual Meeting of Stockholders


To our Stockholders:

     The Annual Meeting of Stockholders of Financial Intranet, Inc., a Nevada corporation (the "Corporation" or "Company"), will be held on Friday, June 2, 2000, at 9:00 a.m. local time, at the Holiday Inn, Holiday Drive, Mt. Kisco, New York, to consider and act upon the following matters. A proxy card for your use in voting on these matters is also enclosed.

     1. Electing four (4) directors as recommended by the Board of Directors.

     2. Approving the adoption of the Company's 2000 Stock Option Plan;

     3. Approving an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.001 par value, from 50,000,000 to 100,000,000;

     4. Approving an amendment to the Company's Certificate of Incorporation to authorize 10,000,000 shares of the Company's Preferred Stock, $0.001 par value; and

     5. Upon such other business as may properly come before the meeting or any adjournment thereof.

         All stockholders of record at the close of business on May 1, 2000, are entitled to notice of and to vote at the meeting.

Dated: May 8, 2000

                                            By Order of the Board of Directors


                                Michael Sheppard
                                    President
----------------------------------------------------------
Your Proxy is important no matter how many shares you own. Please mark your vote, fill in the date, sign and mail it today in the accompanying self-addressed envelope which requires no postage if mailed in the United States.




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



                                          ANNUAL MEETING OF STOCKHOLDERS

                                                        OF

                                             FINANCIAL INTRANET, INC.

                                                   June 2, 2000
                                                 -----------------

                                                  PROXY STATEMENT
                                                 -----------------

                                                GENERAL INFORMATION


Proxy Solicitation

                  This Proxy Statement is furnished to the holders of Common Stock, $.001 par value per share ("Common Stock") of Financial Intranet, Inc. ("Company") in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders ("Annual Meeting") to be held on June 2, 2000, or at any continuation or adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The purpose of the meeting and the matters to be acted upon are set forth in the accompanying Notice of Annual Meeting of Stockholders. The
Board of Directors knows of no other business which will come before the meeting.

                  Proxies for use at the meeting will be mailed to stockholders on or about May 8, 2000 and will be solicited chiefly by mail, but additional solicitation may be made by telephone, telegram or other means of telecommunications by directors, officers, consultants or regular employees of the Company. The Company may enlist the assistance of brokerage houses, fiduciaries, custodians and other like parties in soliciting proxies. All solicitation expenses, including costs of preparing, assembling and mailing the proxy material, will be borne by the Company.

Revocability and Voting of Proxy

                  A form of proxy for use at the meeting and a return envelope for the proxy are enclosed. Stockholders may revoke the authority granted by their execution of proxies at any time before their effective exercise by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date or by voting in person at the meeting. Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the proxies intend to vote "FOR" each of the nominees for director as described in Proposal No. 1, "FOR" adoption of the Company's 2000 Stock Option Plan is described in Proposal No. 2; "FOR" amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.001 par value, from 50,000,000 to 100,000,000 as described in Proposal No. 3; and "FOR" an amendment to the Company's Certificate of Incorporation to authorize 10,000,000 shares of the Company's Preferred Stock, $0.001 par value, as described in Proposal No. 4. Proxies marked as abstaining will be treated as present for purposes of determining a quorum for the Annual Meeting, but will not be counted as voting in respect of any matter as to which abstinence is indicated. If any other matters properly come before the meeting or any continuation or adjournment thereof, the proxies intend to vote in accordance with their best judgment.





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



Record Date and Voting Rights

                  Only stockholders of record at the close of business on May 1, 2000 are entitled to notice of and to vote at the Annual Meeting or any continuation or adjournment thereof. On that date there were 43,981,244 shares of the Company's Common Stock outstanding. Each share of Common Stock is entitled to one vote per share. Any share of Common Stock held of record on May 1, 2000 shall be assumed, by the Board of Directors, to be owned beneficially by the record holder thereof for the period shown on the Company's stockholder records. The affirmative vote of a majority of the stockholders present in person or by proxy at the meeting is required for the election of the directors and to approve the adoption of the 2000 Stock Option Plan,. The affirmative vote of stockholders owning a majority of the outstanding shares of Common Stock is required to approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.001 par value, from 50,000,000 to 100,000,000 and to approve an amendment to the Company's Certificate of Incorporation to authorize 10,000,000 shares of the Company's Preferred Stock, $0.001 par value.

         Directors and officers of the Company and certain other Shareholders holding approximately 9.5% of the outstanding Common Stock of the Company intend to vote "FOR" the slate of directors, "FOR" the approval of the 2000 Stock Option Plan and "FOR" approval of an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.001 par value, from 50,000,000 to 100,000,000 and an amendment to the Company's Certificate of Incorporation to authorize 10,000,000 shares of the Company's Preferred Stock, $0.001 par value.


                                                  PROPOSAL NO. 1


                                               ELECTION OF DIRECTORS

                   The Board of Directors has fixed the number of directors at four (4) in accordance with the provisions of the Company's By-laws. At the 2000 Annual Meeting, four (4) directors will be elected to serve until the 2001 Annual Meeting of Stockholders and until their successors have been elected and qualified. Any vacancy or vacancies which occur during the year may be filled by the Board of Directors, and any directors so appointed must stand for election at the next annual meeting of stockholders.

                  All nominees have consented to be named and have indicated their intent to serve if elected. The Company has no reason to believe that any of these nominees are unavailable for election. However, if any of the nominees become unavailable for any reason, the persons named as proxies may vote for the election of such person or persons for such office as the Board of Directors of the Company may recommend in the place of such nominee or nominees. It is intended that proxies, unless marked to the contrary, will be voted in favor of the election of the nominees.

         Election of the directors requires the affirmative vote of a majority of the votes cast at the meeting by holders of the Company's Common Stock.

         The Board of Directors recommends that the stockholders vote "FOR" the election of the following four nominees (Item No. 1 on the proxy card).




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



                                               NOMINEES FOR ELECTION


Name                                         Age               Position

Michael Sheppard                            50                President, Chief Operating Officer and
                                                               Director
Joseph Engelberger                          74                 Director
Steven Weller                               44                 Director
Wilson He                                   26                  Director

The biographies of our directors are as follows:

Michael Sheppard--President, Chief Operating Officer and Director

Mr. Sheppard joined Financial Intranet as a consultant in February 1997 and became President, Chief Operating Officer and Director in April 1997. Mr. Sheppard has been involved in setting up the corporate infrastructure of several early stage development companies and undertaking their day-to- day operations as chief executive and chief operating officer. From January 1996 through
January 1997, Mr. Sheppard was Chief Operating Officer of Freelinq Communications, formerly Televideo Corporation, based in New York City. Freelinq offers real time video-on-demand via ATM/XDSL technology with high-speed Internet transmission and advertiser supported free theatrical films delivered through twisted pair telephone lines. From 1995 to 1996 he was chief operating officer for Lee Communications Ltd., which is a laser development and transmission company. From 1993 to 1995, he was Chief Executive Officer for MLS Lighting Ltd. In 1980 he founded Belden Communications and served as its President and Chief Executive Officer until it was acquired in 1985. It was engaged in the sale and distribution of proprietary products used in the motion picture and television markets, and was merged in 1985 into Lee America Ltd., which was bought by Lee Lighting Ltd., a United Kingdom company, in 1986.

Joseph F. Engelberger - Director

     Mr. Engelberger became a Director of Financial Intranet in August 1998. Joseph Engelberger founded Helpmate Robotics, Inc. Since 1984, he has been Chairman and Chief Executive Officer of Helpmate Robotics, Inc. He received B.S. and M.S. degrees from Columbia University in 1946 and 1949, respectively, and he has authored numerous articles in the instrumentation and robotics fields.

His honors include the Progress Award of the Society of Manufacturing Engineers, the Leonardo da Vinci Award of the American Society of Mechanical Engineers and the 1982 American Machinist Award. The University of Liverpool bestowed the first McKechnie Award on him in 1983. In 1984, he was elected to the National Academy of Engineering. He was the recipient of the Egleston Medal for distinguished engineering achievement from Columbia University. The University of Bridgeport, Spring Garden College, Briarwood College, Trinity College and Carnegie-Mellon University granted him honorary doctorates. In January 1997, he received the Beckman Award for pioneering and original research in the general field of automation. Mr. Engelberger serves on the Board of directors of EDO Corporation (NYSE:EDO).

Steven Weller - Director

     Mr. Weller became a director of Financial Intranet in November 1998. Since 1989, Mr. Weller has been the Vice President of Siemens Information and Communication Products LLC. He is the Vice President of Sales for the Computer Systems division. He is responsible for all sales and technical support personnel. He was previously the Vice President of Sales for the North American Key Accounts.


Wilson He - Director

     Mr. He became a Director of Financial Intranet in April 2000. Since October 1996, he has been the founder and Chief Executive Officer of Longyin Network Technology Co., Ltd. a Chinese internet service provider. From August 1993 through September 1996, he was the operations manager of Pacific Link International Forex & Commodities. He received his B.A. in International Finance from California State University in Los Angeles in 1993.

                  The  Company  has  an  audit   committee  and  a  compensation
committee consisting of Michael Sheppard, Steven Weller and Joseph Engelberger. There were no meetings of these committees in 1999.

                                                  PROPOSAL NO. 2

                            ADOPTION OF THE COMPANY'S 2000 STOCK OPTION PLAN

                  The Board of Directors has unanimously approved and unanimously recommends that the stockholders adopt the Company's 2000 Stock Option Plan (the "Plan"). Unless a stockholder signifies otherwise, the persons named in the proxy will so vote. Approval of this proposal will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting of Stockholders. The Plan would provide a means whereby employees, officers, directors, consultants and independent contractors ("Qualified Grantees") may acquire the Common Stock of the Company pursuant to grants of Incentive Stock Options and whereby Qualified Grantees may purchase shares of Common Stock pursuant to "nonqualified stock options" and Qualified Grantees could acquire stock awards or stock appreciation rights. A summary of the significant provisions of the Plan, as amended, is set forth below. A copy of the full Plan is annexed as Exhibit A to this Proxy Statement. The following description of the Plan is qualified in its entirety by reference to the Plan itself.

                  The Plan shall be administered by the Board of Directors or by the Company's compensation committee (the "Committee") all of whose members are "disinterested persons" as that term is defined in Rule 16b-3(d)(3) of the General Rules and Regulations under the Securities Exchange Act of 1934, consisting of two or more directors appointed by, and who serve at the pleasure of, the Board of Directors. The Committee currently administers the Company's 2000 Stock Option Plan. Subject to the express terms of the Plan, the Committee has the sole discretion to determine to whom among those eligible, and the time or times at which, options or stock appreciation rights may be exercised or stock may be awarded. In making such determinations, the Committee may take into account the nature and period of service of eligible employees, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Committee in its discretion deems relevant.

                  The Committee may amend, suspend, or terminate the Plan at any time, except that no amendment may be adopted without the approval of shareholders which would (i) increase the maximum number of shares which may be issued pursuant to the exercise of options or stock appreciation rights granted under the Plan; (ii) change the eligibility requirements for participation in the Plan; (iii) permit the grant of any incentive stock option under the Plan with an option price of less than 100% of the fair market value of the shares at the time such option or stock appreciation right is granted; (iv) extend the term of any option or stock appreciation right or the period during which any options may be granted under the Plan, but in no event later than ten (10) years from the date on which the option on stock appreciation right is granted; or (v) decrease an option exercise price (provided that the foregoing does not preclude the cancellation of as option and a new grant at a lower exercise price without stockholder approval).

                  Unless the Plan is terminated earlier by the Board of Directors, the Plan will terminate on July 2, 2010.

                  Subject to adjustments resulting from changes in capitalization and assuming approval of this Proposal by stockholders, no more than 10,000,000 shares of Common Stock may be issued pursuant to the exercise of options or stock appreciation rights granted under the Plan.

                  Under certain circumstances involving a change in the number of shares of Common Stock without the receipt by the Company of any consideration therefor, such as a stock split, stock consolidation or payment of a stock dividend, the class and aggregate number of shares of Common Stock in respect of which options may be granted under the Plan, the class and number of shares subject to each outstanding option and the option price per share will be proportionately adjusted. In addition, if the Company is involved in a merger, consolidation, dissolution or liquidation, the options granted under the Plan will be adjusted or, under certain conditions, will terminate, subject to the right of the option holder to exercise his option or a comparable option substituted at the discretion of the Company prior to such event. An option may not be transferred other than by will or by laws of descent and distribution, and during the lifetime of the option holder may be exercised only by such holder. If any option expires or terminates for any reason, without having been exercised in full, the unpurchased shares subject to such option will be available again for purposes of the Plan.

                  The Committee is authorized to grant ISOs from time to time to all regular salaries employees of the Company or its subsidiaries, as the Committee, in its sole discretion, may determine. Directors of the Company or any subsidiary corporation are not eligible to receive ISOs except that Directors who are also regular salaried employees of the Company are eligible to receive ISOs. Such Directors may receive non-qualified stock options under the Plan.

                  The exercise price of each option is determined by the Board of Directors or the Committee, but for ISO's may not be less than 100% and for non-qualified options may not be less than 80% of the fair market value of the shares of Common Stock covered by the option on the date the option is granted.

                  An ISO  holder  who  meets  the  eligibility  requirements  of
Section 422 of the Code will not realize income for Federal income tax purposes, and the Company will not be entitled to a deduction, on either the grant or the exercise of ISO. If the ISO holder does not dispose of the shares acquired within two years after the date the ISO was granted to him or within one year after the transfer of the shares to him, (i) any proceeds realized on a sale of such shares in excess of the option price will be treated as long-term capital gain and (ii) the Company will not be entitled to any deduction for Federal income tax purposes with respect to such shares.

                  If an ISO holder disposes of shares during the two-year or one-year periods referred to above (a "Disqualifying Disposition"), the ISO holder will not be entitled to the favorable tax treatment afforded to incentive stock options under the Code. Instead, the ISO holder will realize ordinary income for Federal income tax purposes in the year the Disqualifying Disposition is made, in an amount equal to the lesser of (1) the fair market value of the stock on the date of exercise over the option price of the stock or (2) the amount realized on disposition over the adjusted basis of the stock. The Company is allowed to deduct a corresponding amount as a business deduction at the same time the employee is required to recognize the ordinary income arising from the early disposition.

                  Notwithstanding the foregoing, if the Disqualifying Disposition is made in a transaction with respect to which a loss (if sustained) would be recognized to the ISO holder, then the amount of ordinary income required to be recognized upon the Disqualifying Disposition will not exceed the amount by which the amount realized from the disposition exceeds the exercise price. Generally, a loss may be recognized if the transaction is not a "wash" sale, a gift or a sale between certain persons or entities classified under the Code as "related persons."

                  For purposes of computing the alternative minimum tax with respect to shares acquired pursuant to the exercise of ISOs, the difference between the fair market value of the shares on the date of exercise over the exercise price will be an item of tax preference in the year of exercise. The basis of the shares for alternative minimum tax purposes, generally, will be an amount equal to the price, increased by the amount of the preference taken into account in computing the alternative minimum taxable income.

                  The affirmative vote of holders of a majority of the votes cast at the meeting by holders of the Company's Common Stock.


     The Board of Directors recommends that the stockholders vote "FOR" approval of this Proposal No. 2.


                                                  PROPOSAL NO. 3

TO AMEND ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF
INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF
COMMON STOCK

         The Board of Directors of the Company has unanimously adopted, subject to stockholder approval, a resolution to amend Article FOURTH of the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.001 par value, from 50,000,000 to 100,000,000.

         The resolution approved by the Board of Directors amending the second sentence of Article FOURTH as follows:

         "The total shares of stock which the Corporation shall be authorized to issue shall include 100,000,000 shares of Common Stock with a par value per share of $.00l ("Common Stock").

                  While the Board of Directors has not made any other specific arrangements which contemplate the issuance of additional shares of Common Stock, the Board deems it advisable to authorize for issuance a sufficient number of shares of Common Stock for proper corporate purposes and to enable the Company to take advantage of favorable opportunities which may arise in the future. At such time as the Company determines to issue additional shares of Common Stock, the purpose of such issuance and the nature of any consideration that may be received therefor will be determined without further authorization or action by stockholders. The issuance of any additional shares of Common Stock may result in a dilution of the voting power of the holders of outstanding shares of Common Stock and their equity interest in the Company. Holders of Common Stock do not have pre-emptive rights. Although not intended as an anti-takeover device, issueing additional shares of Common Stick could impede a non-negotiated acquisition of the Company by diluting the ownership interests of a substantial shareholder, increasing the total amount of oncisderation necessary for a person to obtain control of the Company or increasing the voting power of friendly third parties

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





         Approval  of  the  amendment  to  Articles   FOURTH  of  the  Company's
Certificate of Incorporation requires the affirmative vote of holders of a majority of the Company's outstanding Common Stock.

     The Board of Directors recommends that the stockholders vote "FOR" approval of this Proposal No. 3.

                                                  PROPOSAL NO. 4

                   TO AMEND ARTICLE FOURTH OF THE COMPANY'S CERTIFICATE OF
                     INCORPORATION TO AUTHORIZE SHARES OF PREFERRED STOCK

         The Board of Directors of the Company has unanimously adopted, subject to stockholder approval, a resolution to amend Article FOURTH of the Company's Certificate of Incorporation to add the following provision to authorize 10,000,000 shares of the Company's Preferred Stock, $0.001 par value..

                  "The total number of shares of stock which the Corporation shall be authorized to issue shall include 10,000,000 shares of Preferred Stock with a par value per share of $.001 ("Preferred Stock"). The following is a statement of the designations and the powers, privileges, rights, qualifications, limitations or restrictions in respect of each class of capital stock of the Corporation:

                  (a) The voting, dividend, liquidation and other rights and privileges of the holders of the Common Stock are subject to and qualified by any and all rights and privileges of the holders of Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series. The holders of Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting of shares of the Common Stock. Dividends shall be declared and paid on the Common Stock from funds legally available therefor when, as and if declared by the Board of Directors of the Corporation. Upon the dissolution or liquidation of the Corporation, all assets of the Company available for distribution to the holders of Common Stock shall be distributed ratably among the holders of the Preferred Stock, if any, and the holders of the Common Stock, subject to any preferential rights of any then outstanding Preferred Stock.

                  (b) Preferred Stock may be issued at any time from time to time in one or more series, each of such series to have such powers, designations, preferences, rights, qualifications, limitations or restrictions as provided in this Certificate of Incorporation or by law or in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issuance of' the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limitation, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolution or resolutions, all to the full extent now or hereafter permitted by law. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. The resolutions providing for issuance of any series of Preferred Stock may provide that such resolutions may be amended by subsequent resolutions adopted in the same manner as the preceding resolutions. All shares of Preferred Stock of the same series shall be identical with each other in all respects."

                  While the Board of Directors has not made any other specific arrangements which contemplate the issuance of additional shares of Preferred Stock, the Board deems it advisable to authorize for issuance a sufficient number of shares of Preferred Stock for proper corporate purposes and to enable the Company to take advantage of favorable opportunities which may arise in the future. In particular, the ability to issue Preferred Stock may afford the Company additional opportunities to obtain equity financings by having the ability to issue Preferred Stock with rights and preferences that may be requested by an investor. At such time as the Company determines to issue additional shares of Preferred Stock, the purpose of such issuance and the nature of any consideration that may be received therefor will be determined without further authorization or action by stockholders. The issuance of any additional shares of Preferred Stock may result in a dilution of the voting power of the holders of outstanding shares of Common Stock and their equity interest in the Company. Holders of Preferred Stock do not have pre-emptive rights.

                  In addition to such corporate purposes, issuance of Preferred Stock can be used to make more difficult a change in control of the Company. Under certain circumstances the Board of Directors could create impediments to, or frustrate persons seeking to effect, a takeover or transfer of control of the Company by causing such shares to be issued to a holder or holders who might side with the Board in opposing a takeover bid that the Board of Directors determines is not in the best interest of the Company and its stockholders. In this connection, the Board could issue shares of Preferred Stock with full voting rights to a holder that would thereby have sufficient voting power to insure that certain types of proposals -- including any proposal to remove directors, to accomplish certain business combinations opposed by the Board, or to alter, amend or repeal provisions in the Certificate or By-laws of the Company relating to any such action -- would not receive the requisite stockholder vote. The Board of Directors could also issue shares of Preferred Stock with other rights and preferences superior to the rights and preferences of the Common Stock, as to liquidation, dividends, voting or otherwise. Furthermore, the existence of such shares might have the effect of discouraging any attempt by a person or entity to acquire control of the Company since the issuance of such shares could dilute the ownership of such person or entity.

                  Approval of the amendment to Articles FOURTH of the Company's Certificate of Incorporation requires the affirmative vote of holders of a majority of the Company's outstanding Common Stock.

     The Board of Directors recommends that the stockholders vote "FOR" approval of this Proposal No. 4.

                SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT


         The following tabulation shows the security ownership as of May 1, 2000 of (i) each person known to us to be the beneficial owner of more than 5% of our outstanding common stock; (ii) each of our directors and executive officers and
(iii) all of our directors and executive officers as a group. As of May 1, 2000, we had 43,981,244 shares of Common Stock issued and outstanding.

             Name & Address                    Number of Shares Owned                     Percent of Class

       Ben B. Stein (1)                                  4,100,815                                9.0%
       c/o Financial Intranet
       116 Radio Circle
       Mt. Kisco, NY 10549

       Michael Sheppard (2)                              2,732,177                                 5.9%
       c/o Financial Intranet
       116 Radio Circle
       Mt. Kisco, NY 10549

       Maura Marx (3)                                    1,817,346                                4.0%
       c/o Financial Intranet
       116 Radio Circle
       Mt. Kisco, NY 10549

       Joseph Engelberger (4)                                 10,000                              *
       c/o Financial Intranet
       116 Radio Circle
       Mt. Kisco, NY 10549

       Steven Weller (5)                                      10,000                              *
       c/o Financial Intranet
       116 Radio Circle
       Mt. Kisco, NY 10549

         Wilson He (6)                                       675,000                               1.5%
         7246 Lotus Avenue #7
          San Gabriel, California 91775

       Corey Rinker (7)                                   None                                    0
       c/o Financial Intranet
       116 Radio Circle
       Mt. Kisco, NY 10549

       All Officers and Directors
       as a Group (6 Persons)                            5,244,523                               11.0%

         * Represents an amount less than one (1%) percent.

     (1) Includes 1,000,000 shares owned by Financial Intranet Holdings Inc., a company wholly owned by Mr. Stein and shares and options to purchase 1,620,315 shares at an exercise price of $ .19 per share.

     (2) Includes options to purchase 2,231,352 shares at an exercise price of $ .19 per share

     (3) Includes options to purchase 1,350,491 shares at an exercise price of $ .19 per share.

     (4) Includes options to purchase 10,000 shares at an exercise price of $ .725 per share.

     (5) Includes options to purchase 10,000 shares at an exercise price of $ .60 per share.

     (6) Includes 675,000 shares issued to Longyin Network Technology Co., Ltd., of which Mr. He is Chief Executive Officer. Does not include an additional 675,000 shares being held in escrow which may be issued to Longyin pursuant to the terms of an Asset Purchase Agreement.

(7) Does not include options to purchase 1,750,000 shares at an exercise price of $ .10 per share, which options vest over three years commencing August 2000.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain officers, directors, and beneficial owners of more than ten percent of our common stock to file reports of ownership and changes in their ownership of our equity securities with the Securities and Exchange Commission. Based solely on a review of the reports and representations furnished to us during the last fiscal year, we believe that each of these persons is in compliance with all applicable filing requirements.


EXECUTIVE COMPENSATION

         Summary Compensation Table.

         The following table sets forth the aggregate cash compensation paid for services rendered to our company during each of the Company's last three fiscal years by all individuals who served as our company's Chief Executive Officer during the last fiscal year and the company's most highly compensated executive officers who served as such during the last fiscal year.

                                                                                              Long-Term Compensation
                                                                Annual Compensation

                                                                                         Restricted
Name and principal position              Year      Salary         Bonus     Other(2)     Stock Awards        Stock Options
---------------------------              ----      ------         -----     --------     ------------        -------------

Ben B. Stein(1)                          1999           $0         $0       $719,099            $0                     0
Consultant                               1998       150,000         0              0             0              1,242,955
                                         1997       150,000        60         10,500         54,000             2,397,307

Michael Sheppard                         1999       143,739         0        154,369             0                     0
Chief Executive Officer                  1998       150,000         0              0             0                720,914

Maura Marx                               1999        97,098         0        156,306             0                     0
Executive Vice President                 1998       100,000         0              0             0                447,464
                                         1997        48,750         0              0         18,000               903,031

(1) On February 27, 1997, Mr. Stein received 1,500,000 shares of common stock in lieu of cash compensation for 1997 and an additional 1,500,000 shares of common stock as an inducement to execution of the consulting agreement.

(2) These amounts reflect the fair market value of shares granted for payment in lieu of cash for services rendered.

Employee Compensation

         Michael Sheppard receives a salary of $150,000 per year under his employment agreement dated September 12, 1997. The employment agreement expires on December 31, 2002. Mr. Sheppard received an incentive bonus of 750,000 shares of common stock upon execution of a consulting agreement on February 27, 1997. Mr. Sheppard received an option under the employment agreement to purchase 2,231,352 shares of common stock at a price of $0.19 per share. The option expires upon the earlier to occur of December 31, 2002 or 90 days after the termination of Mr. Sheppard's employment without cause or immediately after termination with cause. The option is personal to Mr. Sheppard and is not assignable. Mr. Sheppard has not purchased any shares of common stock under his option. In January 1999, he was granted an additional 205,825 shares of stock for replacement shares for those shares he sold in 1998 to fund the Company.

         Ms. Marx receives a salary of $140,000 per year under her employment agreement dated September 12, 1997. The employment agreement expires on December 31, 2002. Ms. Marx received an incentive bonus of 500,000 shares of common stock upon execution of the employment agreement. She received an option under her employment agreement to purchase 1,279,379 shares of common stock at a price of $0.19 per share. The option expires upon the earlier to occur of December 31, 2002 or 90 days after the termination of Ms. Marx's employment without cause or immediately after termination with cause. The option is personal to Ms. Marx and is not assignable. Ms. Marx has not purchased any shares of common stock under her option. In January 1999, she was granted an additional 208,409 shares of stock for replacement shares for those shares she sold in 1998 to fund the Company

         Mr. Rinker receives a salary of $135,000 per year under his employment agreement dated in November 1999. The employment agreement expires on December 31, 2002. He received an option under his employment agreement to purchase 1,750,000 shares of common stock at a price of $0.10 per share. One-third of the options vest each year commencing August 2000. The option expires upon the earlier to occur of December 31, 2002 or 90 days after the termination of Mr. Rinker's employment without cause or immediately after termination with cause. The option is personal to Mr. Rinker and is not assignable. Mr. Rinker has not purchased any shares of common stock under his option.

         By agreement with the Company, Mr. Sheppard, Ms. Marx and Mr. Rinker have agreed not to exercise any options that they may be entitled to under any agreement with the Company until such time as the shareholders of Financial Intranet increase the amount of authorized shares under the Company's Articles of Incorporation.


Stock option plans

         Financial Intranet has established the 1998 Stock Option Plan which provides for the granting of options which are intended to qualify either as incentive stock options within the meaning of Section 422 of the Internal Revenue Code or as options which are not intended to meet the requirements of such section. The total number of shares of Common stock reserved for issuance under the plan is 1,500,000. Options to purchase shares may be granted under the plan to persons who, in the case of incentive stock options, are key employees (including officers) or, in the case of non-statutory stock options, are key employees (including officers) or non-employee directors or non-employee consultants.

     The plan is administered by the compensation committee of the board of directors, which has some discretionary authority to determine the number of shares to be issued under incentive stock options and nonstatutory stock options and the recipients, and when and at what exercise price the options will be granted. On November 13, 1998, Financial Intranet appointed Steven S. Weller,

     Michael Sheppard and Joseph F. Engelberger to constitute the compensation committee to administer the plan.

         The exercise price of all incentive stock options granted under the plan must be at least equal to the fair market value of such shares on the date of the grant or, in the case of incentive stock options granted to the holder of more than 10% of Financial Intranet's common stock, at least 110% of the fair market value of such shares on the date of the grant. The maximum exercise period for which incentive stock options may be granted is ten years from the date of grant (five years in the case of an individual owning more than 10% of Financial Intranet's common stock). The aggregate fair market value (determined at the date of the option grant) of shares with respect to which incentive stock options are exercisable for the first time by the holder of the option during any calendar year shall not exceed $100,000.

         The exercise price of all non-statutory stock options granted under the plan must be at least equal to the 80% of the fair market value of such shares on the date of the grant

         As of today, no options have been granted under the plan, and none may be until such time as the shareholders of Financial Intranet increase the amount of authorized shares under the Company's Articles of Incorporation.

Option/SAR Grant Table

         The table below sets forth the following information with respect to options granted to the named executive officers during fiscal year 1999 and the potential realizable value of such option grants (1) the number of shares of common stock underlying options granted during the year, (2) the percentage that such options represent of all options granted to employees during the year, (3) the exercise price, and (4) the expiration date.

                         OPTION GRANTS IN LAST FISCAL YEAR--INDIVIDUAL GRANTS

                                                          Percent of Total
                                      Number of           Options Granted
                                      Securities          to Employees In
                                      Underlying          Fiscal Year Ended        Exercise or Base     Expiration
Name                               Options Granted        December 31, 1999       Price Per ($/Share)      Date
----                               ---------------        -----------------       -------------------      ----


Ben B. Stein........................      None                    N/A                   N/A                 N/A
Michael Sheppard....................      None                    N/A                   N/A                 N/A
Maura Marx..........................      None                    N/A                   N/A                 N/A


Option Exercises and Values for 1999

         The table below sets forth the following information with respect to option exercises during fiscal 1999 by each of the named executive officers and the status of their options at December 31, 1999 (1) the number of shares of common stock acquired upon exercise of options during fiscal 1999, (2) the aggregate dollar value realized upon the exercise of such options, (3) the total number of exercisable and non exercisable stock options held at December 31, 1999, and (4) the aggregate dollar value of in-the-money exercisable options at December 31, 1999.

                                                    AGGREGATED
                                        OPTION VALUES ON DECEMBER 31, 1999

                                                     Number of Securities             Value of Unexercised
                                                     Underlying Unexercised           In-the-Money Options
                                                        Optio   at 12/31/99               at 12/31/99(1)
                                                        -----  ------------               --------------

Name                          Exercisable          Unexercisable               Exercisable           Unexercisable
----                          -----------          -------------               -----------           -------------

Ben B. Stein                   1,620,315                 0                        91,007                     0
Michael Sheppard               2,231,352                 0                        55,784                     0
Maura Marx                     1,350,495                 0                        33,762                     0
Corey Rinker                        0                1,750,000                      0                        0

(1) Values are calculated by subtracting the exercise price from the fair market value of the underlying common stock. For purposes of this table, fair market value is deemed to be $0.215, the average of the high and low bids for our common stock price on the OTC Bulletin Board on December 31, 1999.


                                                CERTAIN TRANSACTIONS

         On February 8, 1999, Financial Intranet issued a 7% convertible promissory note in the principal amount of $600,000. The principal amount of $240,000 was payable on demand on March 10, 1999 and the principal amount of $360,000 was payable on demand on May 9, 1999. Mr. Ben Stein personally guaranteed Financial Intranet's obligations under the convertible promissory note in the principal amount of $600,000 issued in February 1999 and pledged 1,500,000 restricted shares of common stock as collateral security for such obligations. The lender received 600,000 of the pledged shares in March 1999 in satisfaction of payment of the principal amount of $240,000 and 900,000 of the pledged shares in May 1999 in satisfaction of payment of the principal amount of $360,000 based on a conversion price of $.40 per share. Financial Intranet issued 1,500,000 shares of common stock to Mr. Stein in May 1999 to replace the pledged shares.

         On March 3, 1999, Mr. Stein applied $167,140 owed to him by Financial Intranet in lieu of cash payment to purchase 879,685 shares of common stock under options with an exercise price of $.19 per share. The $167,140 owed to Mr. Stein consisted of $109,500 in accrued compensation from 1998 and two promissory notes in the principal amount of $56,889 and all accrued interest.

         Messrs. Stein and Sheppard and Ms. Marx personally guaranteed Financial Intranet's obligations under the convertible promissory note in the principal amount of $500,000 issued in July 1999. Mr. Stein pledged 924,517 restricted shares of common stock, Mr. Sheppard pledged 96,151 restricted shares of common stock and Ms. Marx pledged 101,844 restricted shares of common stock as collateral security for such obligations. The pledged stock was released upon conversion of the principal amount of the note and all accrued interest in January 2000.

     On March 23, 2000, pursuant to an Asset Purchase Agreement between the Company and LongYin Network Technology Co., Ltd. d/b/a Cyber Information Systems Co., Ltd. ("Seller"), the Company purchased assets of Seller. Mr. He, a Director of the Company, is Chief Executive Officer of Ling Yin. The assets included (i) the domain names and registration thereof, the goodwill of the business connected with and symbolized by such domain names, and any intellectual property rights relating thereto; (ii) all information and intellectual property related to or available through the domain names and/or resident on the host servers operated by or on behalf of Long Yin; and (iii) an e-mail magazine and all information and intellectual property related to, contained in or accessible through the e-mail magazine.

         The purchase price of the assets was as follows:

(i) 675,000 shares of common stock; (ii) cash totaling $200,000; (iii) in the event that not less than nine existing Internet content providers of Seller enter into written agreements with the Company to provide content and other services on or before June 30, 2000, 175,000 shares of common stock; and (iv) in the event that the People's Republic of China ("PRC") approves the Company's organization and ownership of a foreign owned utility for the purpose of the Company's ownership, operation, use and maintenance of the acquired assets and the Company's receipt of all consents, approvals, orders, authorizations, registrations or qualifications from the PRC necessary for such foreign owned enterprise to own, operate, maintain and uses a server located in the PRC and download and upload electronic files, materials and other data therefrom or thereto on or before September 30, 2000, cash totaling $200,000 and 500,000 shares of common stock.

         The loans, made by the Company for the purposes of Mr. Sheppard and Ms. Marx paying taxes due on the sale of certain securities in the Company which were sold 1) in lieu of Mr. Sheppard's and Ms. Marx' taking cash salary from the Company for a period of time, and 2) for the purpose of Mr. Sheppard's raising funds to lend to the Company, are payable upon demand by the Company.

         The transactions described above involve actual or potential conflicts of interest between the Company and its officers or directors. In order to reduce the potential for conflicts of interest between the Company and its officers and directors, prior to entering into any transaction in which a potential material conflict of interest might exist, the Company's policy has been and will continue to be, that the Company does not enter into transactions with officers, directors or other affiliates unless the terms of the transaction are at least as favorable to the Company as those which would have been obtainable from an unaffiliated source. As of the date hereof, the Company has no plans to enter into any additional transactions which involve actual or potential conflicts of interest between the Company and its officers or directors. Should the Company enter into any such transaction in the future, it will not do so without first obtaining at least one fairness opinion from, depending on the nature of the transaction, either its own independent directors or from an independent investment banking firm.

LEGAL PROCEEDINGS

     On or about July 23, 1998, H & H Acquisition Corporation, individually and purportedly on behalf of Financial Intranet, commenced an action in United States District Court, Southern District of New York entitled H & H Acquisition Corp., individually and on behalf of Financial Intranet, Inc. v. Financial Intranet Holdings, Financial Intranet, Inc., Ben Stein, Interwest Transfer Co., Steven A. Sanders, Michael Sheppard, Maura Marx, Henry A. Schwartz, Leonard Gotshalk, Gotshalk Enterprises, Law Office of Steven A. Sanders, P.C. and Beckman, Millman & Sanders, LLP, 98 Civ. 5269. The action's principal basis appears to be plaintiff's claim that Ben Stein wrongfully claims ownership of shares of common stock that Stein agreed to purchase from plaintiff. According to plaintiff, these shares belong to plaintiff. The plaintiff asserts sixteen causes of action. Only some make allegations against Financial Intranet, Michael Sheppard and Maura Marx. The plaintiff alleges:

       o Mr. Sheppard and Ms. Marx assisted defendants Stein and Financial Internet Holdings (a company owned by Stein) in converting stock which plaintiff allegedly owns. Plaintiff seeks damages allegedly sustained because of the alleged conversion.

     o Mr. Sheppard and Ms. Marx assisted in defrauding plaintiff with respect to the stock plaintiff claims. Plaintiff seeks damages allegedly sustained because of the alleged fraud.

     o Plaintiff alleges in a derivative claim, purportedly on behalf of Financial Intranet: that Mr. Sheppard and Ms. Marx permitted issuance of shares to defendant Gotshalk without proper consideration and at a price lower than that offered to a company introduced by Plaintiff; that they refused to allow plaintiff to purchase additional shares; that Mr. Sheppard and Ms. Marx permitted Financial Intranet to pay defendant Schwartz monies which should not have been paid, and authorized issuance of stock to Schwartz without proper authority; and that Mr. Sheppard and Ms. Marx caused the issuance of stock to themselves without proper authority. Plaintiff seeks damages allegedly sustained for these alleged wrongful acts.

       o A derivative claim purportedly on behalf of Financial Intranet seeking an order directing the holding of a shareholders meeting and rescission of actions determined to be improper by the Court or its designee. A shareholders meeting was held in December 1998.

       o Financial Intranet and its former transfer agent wrongfully transferred shares belonging to plaintiff to a third party. The transfer agent has asserted a claim against Financial Intranet seeking indemnification for any liabilities incurred by the transfer agent in this action.

       o Plaintiff is entitled to $2,500, plus interest, from Financial Intranet for alleged breach of contract. Financial Intranet settled this cause of action.

     Plaintiff also seeks an accounting from Mr. Sheppard and Ms. Marx, among other defendants, for damages Financial Intranet allegedly suffered.

     Financial Intranet, Mr. Sheppard and Ms. Marx believe that the claims against it, Mr. Sheppard and Ms. Marx are without merit and are vigorously defending the action. Financial Intranet, Mr. Sheppard and Ms. Marx have filed responses to the claims against them. The responses deny all material allegations of the complaint and the claim asserted by the transfer agent, and assert a variety of defenses. Discovery is in its early stages. We cannot make any assurances about the litigation's outcome.

                                           OTHER BUSINESS TO BE TRANSACTED

         As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the Annual Meeting of Stockholders. As for any business that may properly come before the Annual Meeting or any continuation or adjournment thereof, the Proxies confer discretionary authority to the person named therein. These persons will vote or act in accordance with their best judgment with respect thereto.


                                            ANNUAL REPORT TO STOCKHOLDERS

         The Annual Report on Form 10-KSB for the year ended December 31, 1999, is being mailed to Stockholders with this Proxy Statement.


                                     STOCKHOLDER PROPOSAL - 2001 ANNUAL MEETING

         Any stockholder proposals to be considered by the Company for inclusion in the proxy material for the 2001 Annual Meeting of Stockholders must be received by the Company at its principal executive offices by April 30, 2001.

         The prompt return of your proxy is appreciated and will be helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the meeting, please sign the proxy and return it in the enclosed envelope.

                                                           BY ORDER OF
                                                        THE BOARD OF DIRECTORS


                                                    MICHAEL SHEPPARD, President

Mt. Kisco, New York
May 8, 2000